EXHIBIT 11

BORG WARNER AUTOMOTIVE, INC.
AND CONSOLIDATED SUBSIDIARIES

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(Thousands)



                                   Three Months Ended
                                   June  30,
                                   1996      1995

Average shares outstanding.........23,546    23,253
Stock equivalents.....................264       243
Shares used for computation of
   per share earnings (a)..........23,810    23,496



                                   Six  Months Ended
                                   June  30,
                                   1996      1995

Average shares outstanding.........23,519    23,208
Stock equivalents.....................254       253
Shares used for computation of
   per share earnings (a)..........23,773    23,461